UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2019

THUNDER BRIDGE ACQUISITION, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38531	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike

Suite D203

Great Falls, Virginia 22066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 431-0507

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 21, 2019, Thunder Bridge Acquisition, Ltd., a Cayman Islands exempted company (including the successor after the Domestication (as defined below), “Thunder Bridge”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TB Acquisition Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Thunder Bridge (“Merger Sub”), Hawk Parent Holdings, LLC, a Delaware limited liability company (“Repay”), and CC Payment Holdings, L.L.C., solely in its capacity as the securityholder representative thereunder (the “Repay Securityholder Representative”). Pursuant to the Merger Agreement, (i) Thunder Bridge will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) and (ii) Merger Sub will merge with and into Repay with Repay continuing as the surviving entity and a subsidiary of Thunder Bridge (the “Merger” and together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the Transactions, Thunder Bridge’s corporate name will change to “Repay Holdings Corporation.” We also refer to Repay Holdings Corporation (formerly Thunder Bridge) following the Transactions as the “Company.”

As a result of the Transactions, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge will convert into a share of Class A common stock of the Company, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge will be exercisable by its terms to purchase an equal number of shares of Class A common stock of the Company. Each share of Company Class A common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to the Company.

Merger Consideration

The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of Repay (a “Repay Equity Holder”) pursuant to the Merger Agreement will be an amount equal to $600,000,000, subject to adjustment as described below, paid in a mix of cash (the “Cash Consideration”) and units representing limited liability company interests of Repay as the surviving company following the Merger (“Post-Merger Repay Units”), each of which will be exchangeable on a one-for-one basis for shares of Class A common stock of the Company (the “Unit Consideration”). The Merger Consideration of $600,000,000 will be reduced (or increased if such amount is negative) by an amount equal to the sum of certain Closing Adjustment Items (as defined in the Merger Agreement) and may be increased by any amounts remaining of the following, which will be deducted from the Merger Consideration and escrowed or otherwise set aside under the Merger Agreement: (a) the Escrow Units referred to under “Escrow Units; Purchase Price Adjustment” below, (b) $2,000,000 in cash (the “Repay Securityholder Representative Amount”) to be held by the Repay Securityholder Representative to pay its costs and expenses, (c) $14,048,595 in cash (the “NCP Escrow Amount”) to be held in escrow to cover certain contingent earn-out obligations of Repay and (d) $150,000 in cash (the “Additional Indemnity Amount”) to be held in escrow to cover certain specified indemnity matters under the Merger Agreement.

The Cash Consideration

The Cash Consideration to be delivered by Thunder Bridge to Repay at the closing of the Transactions (“Closing”) pursuant to the Merger Agreement will be calculated as follows:

(i)	the total cash and cash equivalents of Thunder Bridge (including funds in its trust account after the redemption of its public shareholders and the proceeds of any debt or equity financing), minus

(ii)	the amount of Thunder Bridge’s unpaid expenses and obligations, minus

(iii)	the cash and cash equivalents of Repay and its subsidiaries (the “Target Companies”) as of immediately prior to the Effective Time, minus

(iv)	the amount of unpaid transaction expenses of the Target Companies as of the Closing, minus

(v)	the amount of the indebtedness of the Target Companies as of the Closing, minus

(vi)	the amount of any change of control, transaction or retention bonuses, phantom equity, profit or similar rights payable to current or former employees, independent contractors, directors, managers or officers of the Target Companies as a result of the Transactions, minus

(vii)	an amount of cash reserves of the Target Companies equal to $10,000,000, minus

(viii)	restricted cash of the Target Companies, minus

(ix)	the NCP Escrow Amount, minus

(x)	the Additional Indemnity Amount, minus

(xi)	the amount of certain contingent obligations of the Target Companies in connection with their acquisition of Paymaxx Pro, LLC;

provided that the Cash Consideration shall not exceed the Required Cash Consideration Amount (as described below).

The Cash Consideration Condition

The Merger Agreement requires, and Repay’s obligations to complete the Transactions are contingent upon, Thunder Bridge delivering an amount of Cash Consideration to the Repay Equity Holders at Closing equal to $300,000,000 minus the Repay Securityholder Representative Amount, minus the NCP Escrow Amount, minus the Additional Indemnity Amount, which amounts are required to be available and set aside for possible future payment in accordance with the Merger Agreement (such amount, the “Required Cash Consideration Amount” and such condition, the “Cash Consideration Condition”). As contemplated under the Merger Agreement, the Required Cash Consideration Amount required to be paid to the Repay Equity Holders at the completion of the Transactions is $283,801,405. Under the Merger Agreement, if Thunder Bridge fails to meet the Cash Consideration Condition, Repay may waive such Cash Consideration Condition and require Thunder Bridge to deliver a lower amount of Cash Consideration at Closing, provided that the Unit Consideration payable by Thunder Bridge at Closing is commensurately increased.

The Unit Consideration

The remainder of the Merger Consideration payable to the Repay Equity Holders, after the payment of such holder’s portion of the Cash Consideration, will be in Post-Merger Repay Units (valued at $10.00 per unit) less the Escrow Units (as described below). Additionally, each Repay Equity Holder will receive one share of Class V common stock of the Company, which will have no economic rights in the Company but will entitle the holder to vote as a stockholder of the Company, with the number of votes equal to the number of Post-Merger Repay Units held by the Repay Equity Holder. After the Closing, each Repay Equity Holder will be permitted to exchange its Post-Merger Repay Unit for a share of Class A common stock of the Company on a one-for-one basis.

The Escrow Units; Purchase Price Adjustment

At the Closing, the Company will cause Repay to deposit 60,000 Post-Merger Repay Units that would otherwise be issuable to the Repay Equity Holders at the Closing (the “Escrow Units”) into a segregated escrow account with Continental Stock Transfer and Trust, as escrow agent, to cover any negative post-Closing adjustments to the Merger Consideration for the Closing Adjustment Items. For purposes of the Merger Agreement and the Escrow Agreement, the Escrow Units are ascribed a value of $10.00 per unit, with an aggregate value of $600,000. Within 75 days after the Closing, the Company will prepare and deliver to the Repay Securityholder Representative its determination of the Closing Adjustment Items. If the final determination of the Closing Adjustment Items results in an amount greater than the estimate that was determined for the Closing, then the Company will be entitled to payment for such amount by cancelling Escrow Units (and other related escrow property) with an ascribed value equal to the excess, and any remaining Escrow Units will be released to the Repay Equity Holders; provided, that the maximum amount of the adjustment is capped at the Escrow Units and other related escrow property. If the final determination of the Closing Adjustment Items results in an amount less than the estimate that was determined for the Closing, then the Company will issue to the Repay Equity Holders additional Post-Merger Repay Units (at $10.00 per unit), and the Escrow Units will be released to the Repay Equity Holders; provided, that the maximum additional Post-Closing Repay Units issuable by the Company will be capped at a number equal to the number of Escrow Units (and other related escrow property).

The Earn Out

In addition to the consideration set forth above, the Repay Equity Holders will also have a contingent earn out right to receive up to an additional 7,500,000 Post-Closing Repay Units (the “Earn Out Units”) after the Closing based on the stock price of the Company during the twenty-four (24) months following the Closing:

•	If during the twelve calendar months following closing the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Repay Equity Holders will be entitled to receive 50% of the Earn Out Units; and
•	If during the twenty-four (24) calendar month following the Closing the volume weighted average price of the Class A common stock is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period, the Repay Equity Holders will be entitled to receive 100% of the Earn Out Units.

Notwithstanding the foregoing, if there is a Company Sale (as defined in the Merger Agreement) during the twenty-four (24) months following the Closing, where the implied per share consideration received by the shareholders of the Company in such sale is greater than $10.00 per share, then all of the remaining unpaid Earn Out Units will be deemed to be earned and will paid out to the Repay Equity Holders.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its reasonable best efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), terminating affiliate contracts, maintaining books and records, as well as certain customary covenants, such as publicity that will continue after the termination of the Merger Agreement. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing. Thunder Bridge also agreed to use its reasonable best efforts to cause its shares of the Class A common stock to be approved for listing on Nasdaq as of the Closing.

Directors of the Combined Company

The parties also agreed to take all necessary action so that the board of directors of the Company following the Closing will consist of the following nine individuals (a majority of whom shall be independent directors in accordance with Nasdaq requirements): Shaler Alias, Jeremy Schein, Gary A. Simanson, Maryann Goebel, Robert H. Hartheimer, James E. Kirk, William Jacobs, Peter J. Kight, John Morris. The Company’s board will be classified with three classes of directors serving three year terms.

Financing

Each of Thunder Bridge and Merger Sub have agreed to use their reasonable best efforts to obtain debt financing on the terms and conditions of the debt commitment letter that they received from SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Debt Commitment Letter”) for the purposes of providing debt financing for funding in part the Transactions, including refinancing of existing indebtedness of Repay and payment of certain fees and expenses. The debt financing will consist of (i) a six-year senior secured term loan facility in an aggregate principal amount of $170.0 million (the “Term Loan Facility’) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $20.0 million (up to $5.0 million of which will be made available as swingline loans), the respective maturity of each of which may be extended, subject to terms and conditions to be agreed upon. The debt financing is expected to bear interest at either (i) a base rate based on the highest of the prime rate, the federal funds rate plus 0.50% and an adjusted LIBOR rate for a one-month interest period plus 1.00%, in each case plus an applicable margin, per annum, or (ii) an adjusted LIBOR rate plus an applicable margin per annum. The documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described herein or in the Debt Commitment Letter. The availability of the borrowings under the debt financing is subject to the satisfaction of certain customary conditions, including the consummation of the Merger.

In addition, prior to the Closing, Thunder Bridge is permitted to seek equity financing, subject to any equity financing arrangements generally requiring approval by Repay.

Obtaining any debt or equity financing is not a condition to Thunder Bridge completing the Closing, and it will be obligated to complete the Closing (or be in default under the Merger Agreement) even if it does not obtain sufficient financing to pay the amounts required under the Merger Agreement.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

●	the absence of any law that would prohibit the completion of the Merger or the other transactions contemplated by the Merger Agreement;

●	expiration of the waiting period under the HSR Act;

●	the Repay Equity Holders having approved the Merger, the Merger Agreement and the other Transaction documents and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act and the organizational documents of Repay;

●	the Thunder Bridge stockholders having approved the Transactions, the Merger Agreement and the other Transaction documents, the Domestication, the Merger, the issuance of the Company’s Class V shares, the adoption of a new equity incentive plan and the election of the Directors of the Company referred to above;

●	the effectiveness of the registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”); and

●	upon the Closing, after giving effect to the completion of any redemptions, the Company having net tangible assets of at least $5,000,001.

Unless waived by Repay, the obligations of Repay to effect the Closing are subject to the satisfaction of the following additional conditions:

●	the Cash Consideration Condition having been met;

●	after giving effect to the Closing, the indebtedness of the Company and its subsidiaries (including the Target Companies) not exceeding $210,000,000;

●	upon the Closing, (i) no person or group (excluding any Repay Equity Holder) owning more than 9.9% of the issued and outstanding shares of the Company and (ii) no three persons or groups (excluding any Repay Equity Holders) owning in the aggregate more than 25% of the issued and outstanding shares of the Company;

●	the Class A common stock having been listed on Nasdaq and shall be eligible for continued listing on Nasdaq following the Closing and after giving effect to any redemptions as if it were a new listing;

●	the post-Closing board of directors of the Company having been appointed as described above; and

●	the Domestication and Merger having been consummated simultaneously.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances, including:

●	if the Closing has not occurred on or prior to June 30, 2019; or

●	by Repay if (i) all of the closing conditions required for Thunder Bridge and Merger Sub to effect the Closing have been waived or satisfied on the date that the Closing would have been completed, (ii) Repay has irrevocably confirmed by written notice to Thunder Bridge and Merger Sub that all conditions required for Repay to complete the Closing have been satisfied or waived or that it is willing to waive any such conditions and that Repay is ready, willing and able to complete the Closing and (iii) Thunder Bridge has failed to complete the Closing by the earlier of (x) 30 business days after the day the Closing is required to occur or (y) 5 business days prior to June 30, 2019.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, Thunder Bridge’s reimbursement of Repay’s financing expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Other General

In connection with the execution and delivery of the Merger Agreement, the Company and Monroe Capital LLC entered into a letter agreement (the “Monroe Letter Agreement”) pursuant to which Monroe agreed to consent to the Transactions. However, in order to facilitate the arrangement of the related debt financing, Monroe agreed to waive its right of first refusal on debt financings of the Company in connection with the Transactions and both the Company and Monroe agreed that Monroe will not purchase any Units under the Contingent Forward Purchase Contract, dated April 19, 2018.

The foregoing description of the Merger Agreement and the Transactions and the Monroe Letter Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the Monroe Letter Agreement, a copy of which is filed as Exhibit 99.3 hereto, and incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thunder Bridge, Repay or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Thunder Bridge’s public disclosures.

Exchange Agreement

Concurrently with the completion of the Merger, Thunder Bridge will enter into an exchange agreement with Repay and each Repay Equity Holder (the “Exchange Agreement”), which will provide for the exchange of Post-Merger Repay Units into shares of Class A common stock of the Company. Holders of Post-Merger Repay Units will, from and after the six-month anniversary of the Closing, be able to elect to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a notice to Repay; provided, that Thunder Bridge, at its sole election, may instead pay for such Post-Merger Repay Units in cash based on the volume weighted average price of the Class A common stock. The initial exchange ratio will be one Post-Merger Repay Unit for one share of Class A common stock, subject to certain adjustments.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the completion of the Transactions and as a condition precedent for the Closing, the Company will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with the holders of the Post-Closing Repay Units (the “TRA Participants”). Pursuant to the Tax Receivable Agreement, the Company will be required to pay the TRA Participants 100% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and any exchanges of Units for Class A common stock. All such payments to the TRA Participants will be the Company’s obligation, and not that of Repay.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the Merger Agreement, each of (i) CC Payment Holdings, L.L.C. (“Corsair”), (ii) Jeremy Schein and James E. Kirk (each of whom are managing members of an affiliate of Corsair) (the “Corsair Directors”), (iii) Gary A. Simanson and Peter Kight (each of whom are members of Thunder Bridge Acquisition, LLC (the “Sponsor”) who will serve as directors of the Company) (the “Parent Sponsor Directors”), and (iv) John A. Morris and Shaler V. Alias (each of whom are Repay Equity Holders who will serve as directors of the Company) (the “Repay Equity Holder Directors”) entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge and Repay and their present and future successors and subsidiaries (collectively, the “Covered Parties”).

In the Support Agreements for Corsair and the Repay Equity Holder Directors, they each agreed to vote all of their Repay membership interests in favor of the Merger Agreement and related transactions and to take certain other actions in support of the Merger Agreement and related transactions. The Support Agreements also prevent them from transferring their voting rights with respect to their Repay membership interests or otherwise transferring their Repay membership interests prior to the meeting of Repay’s members to approve the Merger Agreement and related transactions, except for certain permitted transfers. They also each agreed to a lock-up for a period of six months after the Closing with respect to any securities of the Company or Repay that they receive as Merger Consideration under the Merger Agreement.

In their respective Support Agreements, each Parent Sponsor Director, Corsair Director and Repay Equity Holder Director agreed for an applicable restricted period following the end of their service as a director or officer of a Covered Party, subject to specified exceptions and condition in the Support Agreements, to not directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, or be employed by, any business that is primarily engaged in the business of providing electronic payment processing services to merchants in any or all of the payday lending, installment lending, buy-here, pay-here auto lending, collections, debt recovery and accounts receivable management industries. They, along with Corsair, also agreed in their respective agreements to certain non-solicitation and non-interference obligations during the applicable restricted period and customary confidentiality requirements. The applicable restricted periods are as follows: (a) for each Parent Sponsor Director, from the Closing until the six month anniversary of when such individual is no longer an employee or director, (b) for each Corsair Director, from the Closing until (x) the sixth month anniversary of when such individual is no longer an employee or director, or (y) the third month anniversary of when such individual is no longer an employee director because such person ceases to be affiliated with Corsair, and (c) for each Repay Equity Holder Director and Corsair, from the Closing until the second anniversary of the Closing.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements, copies of which, or the forms of which, are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 hereto and incorporated by reference herein.

Sponsor Letter Agreement

Simultaneously with the execution of the Merger Agreement, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with Thunder Bridge, pursuant to which the Sponsor agreed at the Closing to deposit with Continental Stock Transfer and Trust, as escrow agent (the “Sponsor Escrow Agent”), 3,900,000 shares of its Class B common stock of the Company (the “Escrow Shares”) to be held in escrow by the Escrow Agent, along with any earnings or proceeds thereon. Additionally, the Sponsor will submit 400,000 shares of its Class A common stock of the Company for cancelation by the Company. Fifty percent of the Escrow Shares will vest and be released from escrow if at any time prior to the seventh anniversary of the Closing, the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $11.50 for 20 trading days over a 30 trading day period, and 100% of the Escrow Shares will vest and be released from escrow if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period. Additionally, all of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) upon the occurrence of certain events prior to the seventh anniversary of the Closing. The Sponsor also agreed that in the event that Thunder Bridge’s unpaid expenses and obligations as of the Closing are greater than $20 million, then the Sponsor will forfeit a number of Escrow Shares equal in value (based on a per share value equal to the redemption price of the Class A common stock) to the excess of such expenses and obligations over such cap.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.7 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Class V common stock of the Company is incorporated by reference herein. The common stock issuable in connection with the transactions contemplated by the Transactions will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On January 22, 2019, Thunder Bridge issued a press release announcing the execution of the Merger Agreement and related agreements. A copy of the press release is furnished as Exhibit 99.1 hereto.

Furnished as Exhibit 99.2 is a copy of an investor presentation to be used by Thunder Bridge in connection with the Transactions.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Transactions and Where to Find It

This communication is being made in respect of the proposed business combination between Thunder Bridge and Repay. In connection with the proposed transaction, Thunder Bridge intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement/prospectus of Thunder Bridge, and will file other documents regarding the proposed transaction with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Thunder Bridge are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Thunder Bridge with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Thunder Bridge Acquisition, Ltd., 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066, Attention: Secretary, (202) 431-0507.

Participants in the Solicitation

Thunder Bridge and Repay and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Thunder Bridge in favor of the approval of the business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Thunder Bridge in connection with the directors and executive officers proposed business combination will be set forth in the registration statement on Form S-4 that includes a proxy statement/prospectus, when it becomes available. Information regarding Thunder Bridge’s directors and executive officers are set forth in Thunder Bridge’s Registration Statement on Form S-1, including amendments thereto, and other reports which are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Repay’s industry and market sizes, future opportunities for Thunder Bridge, Repay and the combined company, Thunder Bridge’s and Repay’s estimated future results and the proposed business combination between Thunder Bridge and Repay, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the proposed transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Thunder Bridge’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the inability to complete the transactions contemplated by the definitive agreement due to the failure to obtain approval of Thunder Bridge’s shareholders, the inability to consummate the contemplated debt financing, the failure to achieve the minimum amount of cash available following any redemptions by Thunder Bridge shareholders or the failure to meet The Nasdaq Stock Market’s listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the definitive agreement; a delay or failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; changes in the payment processing market in which Repay competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Repay targets; risks relating to Repay’s relationships within the payment ecosystem; risk that Repay may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; and risk that Repay may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Thunder Bridge and Repay or the date of such information in the case of information from persons other than Thunder Bridge or Repay, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Repay’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 21, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative named therein.

10.1	Form of Exchange Agreement by and among the Company, Repay and the other parties thereto.

10.2	Form of Tax Receivable Agreement by and among the Company and the other parties thereto.

10.3	Form of Parent Sponsor Director Support Agreement, dated January 21, 2019.

10.4	Company Sponsor Support Agreement, by CC Payment Holdings, LLC, dated January 21, 2019.

10.5	Form of Company Sponsor Director Support Agreement, dated January 21, 2019.

10.6	Form of Company Equity Holder Support Agreement, dated January 21, 2019.

10.7	Sponsor Letter Agreement by and among Thunder Bridge, Sponsor, Repay and the Managing Member of Sponsor, dated January 21, 2019.

99.1	Press Release, dated January 22, 2019.

99.2	Investor Presentation, dated January 2019.

99.3	Letter Agreement by and among Thunder Bridge, Sponsor and Monroe, dated January 21, 2019.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Thunder Bridge agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER BRIDGE ACQUISITION, LTD.

	By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Chief Executive Officer

Dated: January 22, 2019